EX 99.1
Vectren Conference Call Invitation

The senior management of Vectren Corporation would like to invite you to participate in an interactive teleconference to discuss Fiscal Year 2005 Earnings and provide its initial 2006 Earnings Guidance.

Date/Time
February 9, 2006---1:00 p.m. Eastern Time

Call in Number 1-888-552-7850; please call five minutes prior to start time.

The replay can be accessed by dialing 1-800-642-1687, using Reference Number 2766319 until February 14, 2006.

Earnings are expected to be released after market closes on February 8, 2006.

During the webcast, the Vectren management team will discuss 2005 results, provide 2006 guidance and provide an update on issues and initiatives that may impact 2006 and beyond, including:
•	Impact of high natural gas costs
•	Regulatory initiatives, including pursuit of conservation tariffs (decoupling tariffs)
•	Status of efforts to extend ProLiance’s gas supply agreements with Indiana Gas and SIGECO beyond March 31, 2007
•	ProLiance (gas marketing) growth opportunities
•	Coal Mining growth opportunities

The company expects that anticipated future developments relating to these and other risks and opportunities disclosed in its September 30, 10-Q will allow the company to provide updates by the time of the teleconference.

The company would further expect to host a mid-year seminar for analysts and portfolio managers interested in learning more about Vectren’s utility and nonregulated businesses.

Conference Call Hosted By:
Niel C. Ellerbrook, Chairman, President and Chief Executive Officer
Carl L. Chapman, Executive Vice President & Chief Operating Officer
Jerome A. Benkert, Executive Vice President & Chief Financial Officer
Ronald E. Christian, Executive Vice President, Chief Administrative Officer and General Counsel
John M. Bohls, President Vectren Enterprises
Steven M. Schein, Vice President Investor Relations

For additional information regarding Vectren, please call:
Steven M. Schein
Vice President-Investor Relations
Vectren Corporation
One Vectren Square
Evansville, IN 47708
812-491-4209
sschein@vectren.com

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For additional information regarding the conference call, please call:
McManus Financial Consultants, Inc.
23811 Inverness Place
Laguna Niguel, CA 92677
949-481-9820
SAdams@McManusFinancial.com

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